CONFIDENTIAL TERM SHEET
(Pursuant Rule 135(c) of the Securities Act of 1933, as amended)

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY A SECURITY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE MATERIAL INCLUDED HEREIN IS BASED UPON INFORMATION PREPARED BY US.

THE SECURITIES DESCRIBED IN THIS TERM SHEET HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Company:	GBS Enterprises Incorporated, a Nevada corporation.

The Offering:	The Offering will be conducted on a “best efforts” basis by a placement agent in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. We are offering up to 4,000,000 Units solely to “Accredited Investors” (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended). Each Unit consists of one share of Common Stock of the Company and one warrant to purchase one share of Common Stock of the Company from the first closing date until the third anniversary date of such date for a purchase price of $1.50 per share (collectively, the “Securities”).

Purchase Price:	$1.25 per Unit

Minimum Investment:	$125,000 (100,000 Units), although we may accept subscriptions for a lesser amount at our sole discretion.

Closing:	No minimum number of Units need be sold in order for us to close on the sale of any of the Units. We may close in one or more closings at the discretion of the Company.

Offering Period:	The Offering shall commence on January 1, 2011 and shall terminate at 5:00 p.m., Eastern Time, on January 30, 2011, unless we extend at our sole discretion for up to an additional ninety (90) days (the “Termination Date”).

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